Exhibit 5.1

HODGSON RUSS LLP
One M&T Plaza, Suite 2000
Buffalo, New York 14203

                                                                                        March 17, 2004

Moog Inc.
300 Jamison Road
East Aurora, New York 14052-0018

Ladies and Gentlemen:

                Re: $150,000,000 Aggregate Offering Price of Debt Securities of Moog Inc.

                We have acted as counsel to Moog Inc., a New York corporation (the "Company"), in connection with the registration statement of the Company on Form S-3 filed on or about the date of this letter (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This letter is being delivered pursuant to your request.

                We have reviewed the Registration Statement, including the prospectus that is a part of the Registration Statement (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (individually, a "Prospectus Supplement," and collectively, the "Prospectus Supplements"). The Prospectus as supplemented by Prospectus Supplements will provide for the issuance and sale by the Company of up to $150,000,000 aggregate offering price of one or more series of debt securities issued by the Company (the "Debt Securities").

                The Debt Securities will be issued pursuant to and in the form prescribed by an indenture filed as an exhibit to the Registration Statement and entered into between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (individually, a "Trustee"), and supplemented in connection with the issuance of each series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (collectively, the "Indenture").

                The opinions set forth in this letter are subject to the following limitations:

                1.         We have examined such instruments, documents, certificates and records as we have deemed relevant and necessary as the basis of the opinions set forth in this letter. In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in such records, documents, instruments and certificates, (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (e) that a Prospectus Supplement will have been filed with the Commission describing the Debt Securities offered thereby, (f) that all Debt Securities will be issued and sold in compliance with applicable United States federal and state securities statutes, rules, regulations and other laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (g) that a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

                2.         Any opinion set forth in this letter to the effect that any document is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, is qualified as being subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, receivership, marshalling, arrangement, assignment for the benefit of creditors, fraudulent conveyance, moratorium and other statutes, rules, regulations and other laws relating to or affecting the rights and remedies of creditors generally, (b) applicable law and equitable principles that may limit rights to indemnification and contribution and (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether considered in a proceeding of equity or at law.

                3.         We do not express any opinion other than the law of the State of New York and the federal law of the United States.

                Subject to the qualifications set forth in this letter it is our opinion that, with respect to Debt Securities to be issued under any Indenture, upon (a) the Trustee under the Indenture having qualified to act as a trustee under such Indenture, (b) the Trustee having duly executed and delivered the Indenture, (c) the Indenture having been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Indenture having been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted acting committee thereof (such Board of Directors or Committee being hereafter referred to as the "Board") having taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (f) such Debt Securities having been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board and (g) payment of the consideration for such Debt Securities provided for in the definitive purchase, underwriting or similar agreement, such Debt Securities will be validly issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

                We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not believe that we are "experts" within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statements, including the opinions set forth in this letter.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ John J. Zak
John J. Zak